Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

July 17, 2020

Bellerophon Therapeutics, Inc.

184 Liberty Corner Road, Suite 302

Warren, New Jersey 07059

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a prospectus supplement, dated July 17, 2020 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-239473 (the “Registration Statement”) filed by Bellerophon Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of up to $40,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Open Market Sale AgreementSM (the “Sale Agreement”), dated July 17, 2020, by and between the Company and Jefferies LLC. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, dated July 17, 2020 (together with the Prospectus Supplement, the “Prospectus”). The Sale Agreement was filed as an exhibit to a Current Report on Form 8-K on July 17, 2020 and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended to date, and Amended and Restated By-Laws, both as currently in effect; the minutes of all pertinent meetings of the board of directors of the Company relating to the Registration Statement, the Prospectus and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we deemed relevant for the purposes of rendering the opinions in this letter; the Registration Statement and the exhibits thereto filed with the Commission; the Prospectus; and the Sale Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Sale Agreement and an Issuance Notice (as defined in the Sale Agreement), will be duly and validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ July 17, 2020 Page 2

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.